Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 9 to Registration Statement 333-173686 on Form S-1 of our report dated March 9, 2012 (March 23, 2012 as to effects of the reverse stock split described in the last paragraph of Note 20), relating to the consolidated financial statements of BrightSource Energy, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 30, 2012